UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2016

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 14, 2016, Proteostasis Therapeutics, Inc. (the “Company”) completed the sale of 5,000,000 shares of its common stock as part of the Company’s previously announced underwritten offering at a public offering price of $13.00 per share, less the underwriting discount (the “Offering”). The Company’s proceeds from the Offering, after the underwriting discount and before estimated expenses of the Offering, were approximately $61.1 million. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of its common stock at the public offering price.

On September 14, 2016, the Company issued a press release announcing the closing of the Offering. A copy of this press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Final Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Proteostasis Therapeutics, Inc. on September 14, 2016, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2016	PROTEOSTASIS THERAPEUTICS, INC.

	By:	/s/ Janet Smart
Janet Smart
Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Proteostasis Therapeutics, Inc. on September 14, 2016, furnished herewith.